EXHIBIT 10.11

NORTH CAROLINA


                                                      MASTER SERVICE AGREEMENT
GUILFORD COUNTY

      THIS MASTER SERVICE AGREEMENT, made and entered into this 23 day of June, 1997 by and between CENTRAL SERVICE CORPORATION, a North Carolina corporation, hereinafter referred to as "CSC", and Capital Bank (Proposed), with its principal office in Raleigh, North Carolina, hereinafter referred to as "Customer".

      1. SERVICES SCHEDULE. Subject to the other provisions of this Agreement, CSC shall provide to the Customer, and the Customer shall obtain exclusively from CSC, the services referred to in the Schedule of Services made by the parties contemporaneously herewith, as such Schedule of Services may be amended from time to time, and any services required or contemplated by other Sections of this Agreement (collectively, the "Services"). The Schedule of Services, including all Addendums thereto, as it may be so amended (the "Services Schedule") are hereby incorporated into, and shall be deemed a part of, this Agreement for all purposes.

      2.    TERM.

            (a) General Term. The initial term of this Agreement shall be for 5 years commencing on June 23, 1997, subject to successive extensions as provided in this Section 2(a). The term of this Agreement shall automatically extend for another 5 years at the end of the then current term, unless at least one hundred twenty (120) days prior to the end of the then current term either party gives written notice to the other party that there shall be no extension. Notwithstanding the foregoing, the term of this Agreement shall be subject to early termination under Sections 7(e) and 7(f). The term of this Agreement, as it may be extended from time to time as provided in this Section 2(a) or terminated as provided in Sections 7(e) and 7(f), is hereinafter referred to as the "General Term".

            (b) Service Term. The "Service Term" for a Service shall mean the term for which the Service is to be provided, as it may be extended from time to time by agreement of the parties. A Service Term may be shorter than, but not exceed, the General Term. If no particular Service Term is provided for a Service in the Services Schedule, the Service Term for the Service shall be coextensive with the General Term. Notwithstanding the foregoing, a Service Term shall be subject to early termination under Section 7(e).

      3. CHANGES IN SERVICES. The Customer acknowledges that CSC provides to other customers services the same as or similar to the Services, and that updating and modifying its services (including the Services) from time to time is an appropriate part of CSC's business. Accordingly, the Customer agrees that the format and nature of any Service may be changed by CSC upon sixty (60) days' advance written notice to the Customer, provided that, except when mandated by law or regulation, said changes do not unreasonably alter the Customer's business practices and operations. In addition, the parties acknowledge that CSC may not be able to provide Services in a manner to accommodate the particular practices, designs or formats of the


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Customer, and therefore agree that before the Customer adopts or changes any of the Customer's practices, designs or formats (including without limitation to the extent relevant for the Services or those relating to calculating or reporting interest rates, fees, charges, loan terms, and account terms), the Customer shall determine that such adoption or change will be consistent with the manner in which CSC provides the Services.

      4. CSC PROPERTY. Except as the parties may hereafter agree in writing, all programs, specifications, tapes and other materials used in connection with the Services are and remain the sole and absolute property of CSC. The Customer shall not use, cause to be used, sell, rent, loan or otherwise disclose, any such material to any other person or entity. CSC shall have the right to obtain an injunction to prevent such breach and shall have such further rights as are available at law or in equity.

      5.    CUSTOMER'S DATA RESPONSIBILITIES.

            (a) Customer Information. The Customer shall furnish to CSC all records, data and other information necessary to enable CSC to perform its obligations under this Agreement, all of which shall be provided in the manner, in the form, and at the times, reasonably required by CSC. The Customer shall ensure that all records, data and other information provided to CSC are complete and accurate, and CSC shall have no responsibility for errors resulting from incomplete or incorrect records, data (whether electronic or paper items) or other information provided by the Customer.

            (b) Remote Transmission Facility. Without limiting its obligations under Section 5(a), the Customer shall comply with all security procedures which CSC may prescribe from time to time to protect the data transmitted through the Remote Transmission Facility. Customer shall indemnify, defend, and hold harmless CSC and CSC's directors, officers, shareholders, employees, and agents for, from and against, any and all liability, loss, cost, damage or expense, including without limitation reasonable attorneys' fees, arising out of the Customer's, its employees' or agent's unauthorized use or handling of data resulting from transmission of any data through the Remote Transmission Facility.

            (c) Customer Review. The Customer shall promptly review all reports, data and other information provided or returned to it by CSC, and shall in any event notify CSC in writing of any errors or omissions in such reports, data or other information within seven (7) business days of receipt from CSC. Notwithstanding the provisions of Section 8, CSC shall not be liable to the Customer for damages or corrections resulting from the Customer's failure to give such timely written notification.

            (d) Compliance with Applicable Laws. The Customer shall be solely responsible for ensuring that this Agreement and all Services, reports and forms provided pursuant to this Agreement comply with all applicable laws and regulations and the terms of the Customer's contracts with its customers, including without limitation all applicable laws, regulations and contractual provisions concerning the Customer's operations or consumers. The Customer shall indemnify, defend. and hold harmless CSC and CSC's directors, officers, shareholders, employees, and agents for, from, and against any and all liability, loss, cost, damage or expense, including without limitation reasonable attorneys' fees, arising out of any such violation of applicable laws or regulations or the Customer's contractual obligations.

      6. CONFIDENTIALITY & PRESERVATION OF CUSTOMER DATA.

            (a) Confidentiality. CSC shall use reasonable care to maintain the confidentiality of any confidential information provided to CSC by the Customer. For purposes of the foregoing, CSC's delivery of materials to the Customer by means of the United States Postal Service or insured or bonded carriers shall be deemed to constitute reasonable care. In addition to any and all rights and remedies available to the Customer at law or in equity, CSC shall indemnify, defend and hold harmless the Customer, Customer's shareholders, directors, officers, employees and agents for, from and against any and all liability, loss, cost,

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damage or expense, including without limitation reasonable attorney's fees, arising out of any breach of the confidentiality of any information provided to CSC by or on behalf of the Customer.

            (b) Preservation. Subject to Section 8, CSC shall use reasonable care (i) to protect Customer's records in CSC's possession from loss or damage through fire, power failure, and other accidental causes, and (ii) to provide the equipment and/or procedures necessary to maintain the integrity of such records while in CSC's possession.

      7.    CHARGES FOR SERVICES.

            (a) Charges. The Customer shall pay CSC its charges for the Services and for expenses incurred in rendering Services, in accordance with the Services Schedule and the other terms of this Agreement. Upon at least ninety (90) days written notice, CSC may change any or all of the terms of this Agreement relating to such charges including without limitation the amounts thereof; provided (i) that any increase in charges for a Service set forth in the Services Schedule shall become effective on the date specified in the notice, but in any event no earlier than the later of the beginning of the next extension of the Service Term for the Service or 90 days after the notice is given, and (ii) that any decrease in charges for a Service set forth in the Services Schedule shall be effective on the date specified in the notice.

            (b) Billing. Following the end of each calendar month during the General Term CSC shall submit its statement charges for each Service rendered and expenses incurred in connection therewith during that month. Additional charges pursuant to Section 11 may be reflected in the monthly invoices. Invoices are due and payable within fifteen (15) days from the date of the receipt of the invoice by the Customer. Any portion of the invoice not paid by such fifteenth (15th) day shall bear interest, payable on demand, after such day at a per diem rate equal to the lesser of (i) .06575% or (ii) the maximum rate allowed to be charged by controlling law. If the Customer determines in good faith that an invoice contains an error, the Customer shall give written notification of the same to CSC within fifteen (15) days from the date of the receipt of the invoice. Notwithstanding any such notification, the undisputed portion of the invoice shall be paid as provided above on any portion thereof which is mutually agreed to have not been in error. After any error is resolved, any remaining amounts determined to be due shall be payable on demand, with interest as provided above on any portion thereof which is mutually agreed to have not been in error.

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            (c) Sales, etc. Taxes. Except to the extent expressly otherwise provided therein, the charges contained in the Services Schedule do not include any sales, use, gross receipt or other taxes, and the Customer agrees to pay such taxes if any apply.

            (d) Telephone Services. Any private long-line telephone services provided by CSC pursuant to this Agreement will remain under the control of CSC. If the Customer requires special telephone line configurations due to its terminal requirements, CSC reserves the right to charge for this service.

            (e) Termination for Customer Breach. If the Customer breaches this Agreement by failing to timely pay any charge or other amount due to CSC, or otherwise is in breach of this Agreement, and the breach continues uncured for ten (10) days following the Customer's receipt of written notice by CSC noting the breach and demanding its cure, CSC may discontinue any or all of the Services to the Customer until the breach is cured. If such breach continues for thirty (30) days following receipt of such notice, CSC may terminate the Service Term of any one or more of the Services and/or terminate the General Term.

            (f) Termination for CSC Breach. If CSC breaches this Agreement by failing to perform any of its obligations hereunder, and the breach continues uncured for ten (10) days following the CSC's receipt of written notice by the Customer noting the breach and demanding its cure, the Customer may withhold payment until the breach is cured. If such breach continues for thirty (30) days following receipt of such notice, the Customer may terminate the Service Term of any one or more of the Services and/or terminate the General Term.

      8. CSC LIABILITY FOR ERRORS OR DELAYS; LIMITATION OF REMEDIES.

            (a)   Errors or Omissions by CSC.

                  (1) In the event any error or omission in CSC's performance of
            Services ("Error") results from the negligence or willful misconduct of CSC's employees following the timely, accurate, and complete submission of the relevant records, data, and other information by Customer to CSC, and the Customer notifies CSC of the Error in accordance with Section 5, as soon as practicable following receipt of such notice given CSC's obligations to others at that time, CSC shall correct such Error by reprocessing the data without any additional charge to the Customer for such correction. Any other Errors shall be corrected by CSC reprocessing the data at the Customer's expense based on CSC's then prevailing rates, as soon as practicable following receipt of such written notice of such Error from the Customer given CSC's obligations to others at that time, provided that CSC shall in no event have any obligation with respect to any Error if Customer does not provide CSC with such written notice within one year of the Customer's receipt of the material containing the Error.

                  (2) Notwithstanding Sections 8(a)(1) and (2), CSC shall not be liable to the Customer for Errors resulting from defects in, or malfunctions of, the

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            mechanical or electronic equipment used by CSC in performing
            Services. If the Customer desires to obtain insurance protection against any such Errors, or desires coverage of fidelity losses through an endorsement to its own blanket bond coverage, CSC agrees to cooperate with the Customer in obtaining such insurance or endorsement. It is understood that all costs and expenses of such insurance or endorsement shall be paid by the Customer.

            (b) Delays. CSC shall not be responsible for delays in processing or in the delivery of reports, data, or other information, that are caused by strikes, lockouts, riots, epidemics, war, government regulations, fire, acts of God, failure of transmission or power supply, mechanical difficulties with equipment, or other causes beyond CSC's reasonable control.

            (c) LIABILITY AND REMEDIES LIMITATIONS; INDEMNIFICATION. THE PROVISIONS OF SECTION 8(a) ARE IN LIEU OF ALL EXPRESS OR IMPLIED WARRANTIES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE REMEDIES SPECIFIED IN
SECTION 8(a) FOR ERRORS ARE EXCLUSIVE, AND THE CUSTOMER HEREBY WAIVES ALL OTHER REMEDIES. CSC SHALL IN NO EVENT BE LIABLE TO THE CUSTOMER OR ANY OTHER PERSON OR ENTITY FOR LOST PROFITS OR OTHER SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO THIS AGREEMENT (REGARDLESS OF WHETHER CSC HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES), ANY ERROR, OR ANY OTHER ACTION OR OMISSION IN CONNECTION WITH THIS AGREEMENT, AND CUSTOMER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CSC AND CSC'S DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES AND AGENTS FOR, FROM AND AGAINST ANY AND ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES, ARISING OUT OF ANY CLAIM BY ANY PERSON OR ENTITY RELATING TO THIS AGREEMENT, ANY ERROR OR ANY SUCH OTHER ACTION OR OMISSION.

      9.    REGULATORY AGENCY REQUIREMENTS.

            (a) Examinations. The records produced, maintained, and magnetically stored on premise at CSC and at other off-site locations by CSC for the Customer in the performance of this Agreement shall be subject to examination by such Federal and State regulatory agencies as may have jurisdiction over the Customer's business, including without limitation (as applicable) the Federal Reserve Board, the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of the Comptroller of the Currency, to the same extent as such records would be subject if they were maintained and produced by the Customer itself on its own premises. By entering into this Agreement CSC agrees that OTS will have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. ss.1867(C) relating to services performed by contract or otherwise.

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            (b) Notices. CSC agrees to provide adequate notice to any
appropriate regulatory agency of any termination of this Agreement, if such termination is initiated by CSC. The Customer, however, is responsible for all other notices and communications with regulatory agencies relative to this Agreement.

            (c) CSC Financial Statements. A copy of CSC's current audited financial statements and service auditor's report will be sent annually to the District Directors of OTS, OCC, FDIC, and/or the state regulatory agency that has jurisdiction over the Customer's business, as applicable, and to the managing officer of the Customer.

            (d) Disaster Contingency Plans. CSC shall remain in compliance with the existing guidelines of OCC and OTS regarding disaster coverage. CSC shall release all information reasonably requested to permit the Customer to develop a disaster contingency plan that will work in concert with CSC's plan.

      10.   DECONVERSION.

            (a) Deconversion Services. Upon termination of any Service (whether or not such termination is in connection with termination of this Agreement) ("Deconversion"), CSC shall provide information available within the on-line computer record relating to the terminated Service, in magnetic tape or in printout form, for the Customer's use under some other system and shall provide all other reasonable assistance for the Customer's conversion to such other system, provided that CSC reserves the right to charge in accordance with its then prevailing rates for programming, personnel time and/or computer time used in the Deconversion. In accordance with Section 4, all data files and programs maintained by CSC shall remain the property of CSC. If the Customer desires CSC to continue providing a Service temporarily following the end of the Service Term for the Service, CSC on a temporary basis may provide such Service at its then prevailing rates for providing such Service on a temporary basis. After one hundred eighty (180) days following termination of a Service, the records, data and information files maintained for the Customer by CSC for the Service may be destroyed by CSC unless other satisfactory written arrangements are made by the parties prior to that time.

            (b) Payment of Deconversion Charges. All amounts payable to CSC pursuant to Section 9(a) shall be paid, on demand by CSC, by the Customer in the form of a certified or official check; CSC may require payment in advance of the Service or action for which it is to be paid pursuant to Section 10(a).

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      11.   MINIMUM SERVICES AND LIQUIDATED DAMAGES.

            (a) In General. The parties agree that at the time of execution of this Agreement, it is difficult or impossible to accurately assess the damages that would be sustained by CSC as a result of a significant reduction in the volume of any Service prior to the end of the full Service Term. Among other things, CSC amortizes the cost of programs, equipment, and personnel training for a Service over the Service Term and plans its future commitments based on the expectation that each Service will continue at a consistent volume throughout its full Service Tenn. The Customer acknowledges and agrees that CSC would suffer great financial harm if the volume of a Service were significantly reduced prior to the end of the full Service Term, because CSC would not be able to recover its start-up costs or realize its anticipated future revenues with respect to the Service.

            (b) Minimum Service Requirements. With respect to each Service shown on the Services Schedule (as it may be amended from time to time), the Customer shall utilize the Service throughout the full Service Term (as it may be extended from time to time) such that the charges due to CSC pursuant to Section 7 for the Service rendered for each calendar month (an "Applicable Month") beginning with the fifth full month following the month in which the Service is initiated, shall equal or exceed the greater of (i) eighty percent (80%) of the average monthly charges for the Service for the four calendar months immediately preceding the Applicable Month or (ii) eighty percent (80%) of the average monthly charges for the Service for the first full four calendar months following the initiation of the Service (the greater of (i) or (ii) determined with respect to an Applicable Month shall be the "Monthly Minimum" for the Applicable Month). In the event that the charges for a Service for an Applicable Month, determined before application of this Section 11(b), are less than the Monthly Minimum for such Applicable Month, the charges for the Service for such Applicable Month shall be increased to the Monthly Minimum for such Applicable Month, regardless of the actual amount of the Service rendered or expenses incurred by CSC during such Applicable Month.

      In determining the Monthly Minimum for an Applicable Month, that portion of the charges in the relevant four-month periods that is attributable to the Service rendered for a portion of the Customer's operations that the Customer has discontinued as a result of a Qualified Reduction in the Customer's Operations occurring prior to the Applicable Month, shall not be counted. For purposes of the foregoing, (i) a "Qualified Reduction in the Customer's Operations" shall mean and be limited to a reduction in the Customer's operations directly resulting from an arms' length sale or other arms' length disposition of Customer assets that is not motivated in whole or in part by a desire to reduce the volume of Service, all as determined by CSC in the good faith exercise of its sole discretion, and (ii) the portion of the charges that is attributable to the Service rendered for any portion of the Customer's operations shall be determined by CSC in the good faith exercise of its sole discretion.

      The operation of this Section 11(b) may be illustrated by the following examples.

      Example 1. Assume that the Applicable Month is the seventh full calendar month following the initiation of the Service, and that the charges for the Service for such Applicable Month, determined before application of this Section 10(b), are $700. Assume further (i) that the

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average monthly charges for the Service for the immediately preceding four calendar months are $700 and (ii) that the average monthly charges for the first full four calendar months following the initiation of the Service are $1,000. The Monthly Minimum would be $800, which is the greater of (i) 80% of $700 or
(ii) 80% of $1,000. Since the Monthly Minimum exceeds the charges for the Applicable Month (determined before application of this Section 11(b)), the charges for the Applicable Month would be the Monthly Minimum of $800.

      Example 2. Assume that the charges for the first Applicable Month for a Service (i.e., the fifth full calendar month following the initiation of the Service), determined before application of this Section 11(b), are $700.00. Assume further that the average monthly charges for the Service for the immediately preceding four calendar months are $1,000.00. The Monthly Minimum would be 80% of $1,000, or $800. Since the Monthly Minimum exceeds the charges for the Applicable Month (determined before application of this Section 11(b)), the charge for the Applicable Month would be the Monthly Minimum of $800.

      Example 3. Assume the same facts as in Example 2, and (i) that the Customer sold a branch office in one of the four months preceding the Applicable Month in an arms' length transaction not motivated in whole or in part by a desire to reduce the volume of the Service, (ii) that the sale of the branch office is determined by CSC in the good faith exercise of its sole discretion, to be a Qualified Reduction in the Customer's Operations, and (iii) that the average monthly charges for such four months, excluding the charges for the Service attributable to the branch office as determined by CSC in the good faith exercise of its sole discretion, are $900. The Monthly Minimum would be 80% of $900, or $720. Since the Monthly Minimum exceeds the charges for the Applicable Month (determined before application of this Section 11(b)), the charges for the Applicable Month would be the Monthly Minimum of $720.

            (c) Liquidated Damages for Termination. In the event (i) a party hereto in breach of this Agreement terminates a Service shown on the Services Schedule prior to the expiration of the full Service Term of the Service as provided in Section 2 (whether before or after commencement of the Service Term) or (ii) pursuant to Section 7(e) or 7(f), terminates a Service prior to the expiration of the full Service Term of the Service as provided in Section 2 (whether before or after commencement of the Service Term) because of the other party's breach of this Agreement, the breaching party shall pay the other liquidated damages calculated by first determining the average monthly charges, before discounts, for the Service for the twelve (12) full calendar months preceding the calendar month in which such early termination ("Early Termination") occurs. If the Service has not been provided by CSC to the Customer for at least twelve (12) fall calendar months prior to the month of termination, the average monthly charges shall be determined by using the actual monthly charges, before discounts, for the full calendar months, if any, in which the Service was provided and the non-breaching party's good faith estimate of the charges for the number of month(s) less than twelve in which the Service was not provided, based on said party's good faith projection of the volume of the Service the Customer would have required during such month(s) but for the Early Termination.

      The average monthly charge as so determined pursuant to the preceding paragraph shall be multiplied by fifty percent (50%). The resulting product shall then be multiplied by the number of calendar months in the Service Term (determined without regard to the Early

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Termination) for the Service following the month of the Early Termination, with any fractional months counted as full months for this purpose. The result of the preceding sentence shall be the amount of liquidated damages; such amount shall be paid in full by the breaching party to the non-breaching party prior to any Deconversion or termination with respect to the Service.

      12. NOTICES. All notices contemplated by this Agreement shall be deemed sufficiently given and effective if sent by means of certified or registered mail; and if intended for CSC, the notice shall be sent to Central Service Corporation, P. 0. Box 10305, Greensboro, North Carolina 27404; if intended for the Customer, the notice shall be sent to the Customer's business address recorded at CSC. Either party may change the address to which it wants notice sent by means of a notice of the change given to the other party.

      13.   ASSIGNMENT/MERGER.

            (a) Assignment. No right or obligation of either party may be assigned or delegated to, or otherwise vested in, another person or entity, whether by operation of law or otherwise, without the express written consent of the other party, which consent shall not be unreasonably withheld. Subject to the foregoing, all of the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

            (b) Merger, Etc. In the event the Customer merges with another entity, or all or a portion of the Customer's assets are otherwise in any way combined with the assets of another entity, and in either case such other entity has already in place an agreement pursuant to which CSC renders any service to such other entity, this Agreement and such other agreement shall each continue in effect subject, if CSC so elects, to any such amendments as CSC in the good faith exercise of its sole discretion may determine to be appropriate to eliminate duplication or conflicting terms.

      14.   MISCELLANEOUS.

            (a) Entire Agreement; Amendments; Nonwaiver. This Agreement, including the Services Schedule and all Addendums thereto, contains the entire agreements between the parties with respect to the subject matter hereof, in which all prior agreements, understandings, or negotiations are merged. Any additions to or other amendments of this Agreement must be in a writing signed by both parties. The failure of either party at any time or times to require strict performance of any term of this Agreement shall not waive, affect or diminish the right to demand strict performance of such term at any time or times thereafter.

            (b) Governing Law; Severability. The laws of the State of North Carolina shall govern the validity, interpretation, performance and enforcement of this Agreement. If any of the terms of this Agreement or the application thereof to any entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such terms to any entity or circumstance other than those to which it is held invalid and unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

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      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers under seal effective as of the date first above written.

CUSTOMER:                           CENTRAL SERVICE CORPORATION


Capital Bank (Proposed)

By: /s/                                   By:  /s/
    -------------------------------            ------------------------------
      Its                                       Its
         ------------------                        ------------------


Attest: /s/                         Attest: /s/
    -------------------------------            ------------------------------
      Its                                       Its
         ------------------                        ------------------

      [Corporate Seal]                    [Corporate Seal]


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                              SCHEDULE OF SERVICES

                                       FOR

                            MASTER SERVICE AGREEMENT

      Pursuant to the Master Service Agreement (the "Agreement") between Central Service Corporation ("CSC") and Capital Bank (Proposed) (the "Customer"), the Services selected below shall be provided by CSC to the Customer pursuant to the terms of the Agreement and the terms of the applicable Addendum(s).

      This Schedule of Services including all such Addendums as they may be amended from time to time ("Services Schedule") constitutes a part of the Agreement for all purposes. Capitalized terms used but not otherwise defined in this Services Schedule shall have the meanings given in the main text of the Agreement.

      The terms of this Schedule of Services, including its Addendums, shall be interpreted in a manner consistent with, and so as to avoid conflict with, the terms in the main body of the Agreement.

                              Selection of Services

      The Service(s) to be provided are indicated below by initialing by both the Customer and CSC. If no expiration is specified below for the Service Term for a Service, the Service Term for the Service shall be the General Term provided in the Agreement.


                                           A.    Dollar System Data Processing
                                           Service. If this Services selected,
                                           the Service shall be subject to the
                                           additional terms provided in the
Customer                   ______          Addendum entitled "Data Processing
                                           Service", as it may be amended from
CSC                        ______          time to time.


                                           Service Term begins June 23, 1997 and
                                           expires June 22, 2002.

                                           B.    Item Processing Service. If
                                           this Service is selected, the
                                           Service shall be subject to the
                                           additional terms provided in the
Customer                   ______          Addendum entitled "Item Processing
                                           Service", as it may be amended from
CSC                        ______          time to time.

                                           Service Term begins 6/23/97 and
                                           expires 6/22/02.


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                                           C.    Locbox Service. If this
                                           Service is selected, the Service
                                           shall be subject to the additional
Customer                   ______          terms provided in the Addendum
                                           entitled "Locbox Service", as it
CSC                        ______          may be amended from time to time.

                                           Service Term begins _______ and
                                           expires _____________.

                                           D.    Premier Banking System
                                           Service.  If this Service is
                                           selected, the Service shall be
                                           subject to the additional terms
Customer                   ______          provided in the Addendum entitled
                                           "Premier Service", as it may be
CSC                        ______          amended from time to time.

                                           Service Term begins 6/23/97 and
                                           expires 6/22/02.

                                           E.    Automated Teller Machine
                                           Service.  If this Service is
                                           selected, the Service shall be
                                           subject to the additional terms
Customer                   ______          provided in the Addendum entitled
                                           "ATM Service", as it may be amended
CSC                        ______          from time to time.


                                           Service  Term  begins   6/23/97  and
                                           expires 6/22/02

      CUSTOMER                      CENTRAL SERVICE CORPORATION

Capital Bank (Proposed)

By:   /s/                           By:   /s/
      ------------------------            -------------------------
            Its                                 Its
               ------------                        --------------


Attest: /s/                           Attest: /s/
        ------------------------             -------------------------

[Corporate Seal]                          [Corporate Seal]


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                                   Addendum A

      a. This addendum specifies pricing to be in effect for the Customer during the initial term of this Agreement, and as such supersedes paragraph 6 (a), Exhibit B of the Premier System Schedule, and Exhibit B of the Items Processing Schedule.

      b. The following discounts will be applied against the Customer's total Premier and Items Processing charges:

      Months 1 through 6 .......... 64.00%
      Months 7 through 12 ......... 49.00%
      Months 13 through 18 ........ 34.00%
      Months 19 through 24 ........ 19.00%
      Months 25 and over ..........  0.00%


This monthly discount applies to all Premier and Item Processing services except those specifically noted in this Addendum A.

      c. The Customer shall be charged at the standard rate for IRS 1099 forms. The Customer shall also be charged for postage and handling incurred in the mailing of IRS 1099 forms.

      d. Costs incurred by CSC on behalf of the Customer for Data Communications equipment and Data Communications line installation shall be paid by the Customer.

      e. The Customer shall pay the costs for custom forms (e.g., envelopes, checks, etc.), all postage, and couriers (other than those between CSC and the Federal Reserve Bank).

      f. Charges for services or products purchased by CSC for resale to the Customer are excluded from this Addendum A.

      g. Initial Fees are modified as detailed below, and as such supersede paragraph 6(a), Exhibit B of the Premier System Schedule, Exhibit B of the Item Processing Schedule, Exhibit B of the ATM Schedule, the TELEBANC Schedule, and the VISA Check Schedule. The Customer shall pay CSC a one-time Initial Fee of $15,000.00, which covers the following:

      Premier System Conversion Fee
      ATM System Initial Fee(per ATM)
      VISA Check Initial Fee
      TELEBANC Initial Fee
      Platform System Interface Fee
      Imaging Implementation Fee
      Data Line Installation (one site)
      Data Communications DAP (modem, one)

      h. The following miscellaneous prices are guaranteed for the term of this agreement.

            Data Line Installation (per line)                        500.00
            ATM Data Line Installation (per ATM)                     500.00
            DataComm Equipment (1 DSU, 1 Splitter per office)      1,000.00
            ATM DSU                                                1,000.00
            LOGO/Signature Digitization                              400.00
            Documentation Manuals (per set)                        1,000.00

      i. CSC agrees to maintain the following minimum service levels:

            1. Encoding errors not to exceed 2 per 10,000 items processed in a month. It is the Customer's responsibility to document such errors and notify CSC of them. CSC is only responsible for errors committed by CSC's staff and cannot be held accountable for encoding errors made by others. Likewise, CSC is not responsible for encoding errors resulting from incorrect or improper forms supplied by the Customer.

            2. Commercial and Personal Checking to be mailed within two business days of the statement date, except in the case of "crippled" statements, or if CSC has implemented its Disaster Recovery plan, or for causes outside CSC's control.

            3. Incidents of statements containing incorrect check images, missing pages, etc. not to exceed one twentieth of one percent (0.05%) of statements mailed during any given calendar month.

            4. The online system will be available no later than 7:30am, unless CSC has implemented its Disaster Recovery plan, or for causes outside CSC's control.

            5. The online system will be available no less than 95% of scheduled business hours during any month, unless CSC has implemented its Disaster Recovery plan, or for causes outside CSC's control.

      If the Customer feels that CSC has unreasonably failed to meet these performance standards in any given month, the Customer will so notify CSC in writing within ten days following the end of the month in question, said notification to contain documented evidence of the failure. The Customer will be entitled to an additional five percent (5%) discount on all Premier and Item Processing charges for the month identified.

                                 PREMIER SERVICE
                                    ADDENDUM
                                       TO
                              SCHEDULE OF SERVICES
                                       FOR
                            MASTER SERVICE AGREEMENT

      1. Service Description CSC shall provide the services referred to in the attached Exhibit A, subject to Section 3 and the other provisions of the Master Service Agreement.

      2. Charges for Service. The charges for the Service and CSC's expenses incurred in the performance thereof shall be as provided in the attached Exhibit B, subject to Section 7 and the other provisions of the Master Service Agreement.

                                    EXHIBIT A
                                       TO
                            PREMIER SERVICE ADDENDUM

                                List of Services

Central Information System
Demand Deposit Accounting
Savings Accounting
Certificate of Deposit Accounting
Loan Accounting
Financial Management System
Item Entry System
Express Exceptions
Retirement Accounting
Credit Reporting
Check Reconciliation System
Federal Call Reporting
Bond Accounting
Accounts Payable
Asset/Liability Management
On-Line Loan Collection
Premier Reference System
Paperless Item Module (PIM)
Currency Transaction Reporting Module

                                    EXHIBIT B
                                       TO
                            PREMIER SERVICE ADDENDUM

CATEGORY                                           PRICE
--------                                           -----
Central Information System
Demand Deposit Accounting
Savings Accounting
Certificate of Deposit Accounting
Loan Accounting
Financial Management System
Item Entry System
Express Exceptions
Premier Reference System
Paperless Item Module (PDA)

Initial Conversion Fee                            $30,000.00
----------------------                            ----------

Monthly Fees:
-------------

Accounts
--------
First 5,000                                           $0.270
Next 5,000                                            $0.250
Over 10,000                                           $0.200

Transaction Account Supplement
------------------------------
First 5,000                                           $0.250
Next 5,000                                            $0.200
Over 10,000                                           $0.150

Loan and G.L. Account Supplement
--------------------------------
First 5,000                                           $0.270
Next 5,000                                            $0.250
Over 10,000                                           $0.200

Closed Accounts                                       $0.040
---------------

DataComm Site Charge                                 $350.00

Additional Modules (monthly)
----------------------------
Retirement Accounting                                  $0.00
Credit Reporting                                       $0.00
Check Reconciliation System                            $0.00
Federal Call Reporting                                 $0.00
Bond Accounting                                        $0.00
Accounts Payable                                       $0.00

Asset/Liability Management                             $0.00
On-Line Loan Collection                                $0.00
Currency Transaction Reporting Module                  $0.00
Platform System Interface                          $4,000.00
      (Initial Fee)

                             ITEM PROCESSING SERVICE
                                    ADDENDUM
                                       TO
                              SCHEDULE OF SERVICES
                                       FOR
                            MASTER SERVICE AGREEMENT

      1. Service Description. CSC shall process the items of the Customer and the Customer's customers, including performing items processing, data transmissions, daily service functions and bookkeeping, as more particularly described in the attached Exhibit A subject to Section 3 and the other provisions of the Master Service Agreement.

      2. Charges for Service. The charges for the Service and CSC's expenses incurred in the performance thereof shall be as provided in the attached Exhibit B, subject to Section 7, Addendum A, and the other provisions of the Master Service Agreement.

                                    EXHIBIT A
                                       TO
                            ITEM PROCESSING ADDENDUM

1.    CHECK PROCESSING OPERATIONS

      (a) GENERAL DESCRIPTION. CSC will receive the Customer's inclearing checks and teller work (items) from the Customer and the Federal Reserve Bank. CSC will read and sort the items, transcribing the data onto magnetic media for subsequent processing. Items will be balanced to the Federal Reserve cash letters for the Customer. After posting, the institution will notify CSC of items to be returned to Federal Reserve. Settlement with the Federal Reserve will be made by the Client. Periodic statements will be prepared by CSC for matching with items and mailing.

      (b) RECEIVING ITEMS FROM THE FEDERAL RESERVE BANK. CSC will designate a point to which inclearing checks of the Customer are to be delivered. The Customer will notify the Federal Reserve of this delivery point. Each business day, beginning at approximately 6:00 am., the Federal Reserve will deliver to the designated delivery point all Customer items, together with all other items being sent to that delivery point and covering cash letter(s).

      (c) CAPTURE AND BALANCE. Upon receipt of all debit items from the Federal Reserve, CSC will read and sort ("capture") inclearing items and transcribe the item data onto magnetic media, including transit/routing number, account number, dollar amount, and check serial number. Any MICR reject items will be manually processed. Each inclearing item will be endorsed with a "paid" endorsement, which will be canceled if the item is returned. Paid items will be bulk filed at the CSC facility in Greensboro.

      CSC will balance the tape total of captured items to the total(s) furnished by the cash letter(s) from the Federal Reserve. During this process, CSC will identify missing items (listed but not included), free items (included but not listed), listing errors (discrepancies between MICR line and cash letter line for a given item), and other conditions contributing to an imbalance between the cash letter total and the tape total. Once all imbalance conditions have been accounted for, CSC will adjust the tape as required and prepare adjustment entries for return to the Federal Reserve.

      (d) RECEIVING ITEMS FROM CUSTOMER. CSC will designate a point to which Customer shall deliver transactions generated at Customer offices. These items will be inscribed by CSC to insure that full MICR data is encoded on each item, and that all transactions are in balance. CSC will establish dollar control totals for subsequent balancing after the capture and reject reentry process. Imbalances detected will be resolved according to Customers instructions. Capture and balance functions will occur as (in "c") above.

      (e) RETURN ITEMS. CSC will process overnight the transactions received from CSC and make the results of that processing available to the Customer. The Customer will identify items to be returned to the Federal Reserve (for insufficient funds, stop payment, etc.). According to a schedule established by CSC, and in no event later that 2:00 p.m. of the business day following posting of the transaction, the Customer will advise CSC of all items to be returned to the Federal Reserve according to Federal Reserve operating rules.

      (f) EXCEPTION ITEMS. All decisions to pay or return exception items, including, but not limited to, stop pay suspects, drafts on uncollected or insufficient funds, drafts on closed, blocked, or dormant accounts, will be made by the Customer, and CSC will have no right, duty or obligation to make any decision with regard to whether any items should be honored by the Customer.

      (g) STATEMENTS. CSC will match retained items or images with statements, count and compare the items with the number of items shown on the statement, and prepare statement for mailing. The cycle dates for the preparation of statement will be as mutually agreed upon. CSC will have a minimum of two (2) business days after printing of statement to complete the processing of a statement of accounts in each cycle.

      (h) SETTLEMENT. The Customer will select and notify CSC and the Federal Reserve of the financial institution and the account number at that institution to be used for settlement of the Customer's items. The Federal Reserve will charge that account for the total of checks presented each day and make adjustments for return items and cash letter discrepancies. CSC will assume no responsibility for accuracy of settlement.

2. CHECK MICR REQUIREMENTS. CSC will employ specialized equipment to read the check MICR characters for the purpose of physically sorting the items, capturing the data on magnetic media for computer processing and listing the checks. The Customer will ensure that the MICR line specifications are compatible with CSC processing requirements. Customer will provide CSC with a description of account number structure, a list of valid account number ranges, check digit formulas, and sample checks to facilitate validation of account number formats by CSC.

      The Customer will provide to its customers only checks compatible with CSC processing equipment meeting reasonable quality standards. Upon request, CSC will provide the Customer with a list of check vendors who furnish checks with formats compatible with CSC equipment.

3. SIGNATURE CARDS. The Customer will retain on file a signature verification card for each account. CSC will assist with signature verification but assumes no responsibility for the accuracy of any signature verification as requested by the Customer.

4. RECORD RETENTION. During the read/sort process, all inclearing items of the Customer will be recorded and will be retained in retrievable form by CSC for a period as required by law. During this period, CSC will provide the Customer with copies of such items upon request with a corresponding service charge to the Customer under the fee schedule in effect at the time of the request. CSC will maintain an indexed history of return items and paid items in account number sequence to assist the institution when it requests copies of checks.

                                    EXHIBIT B
                                       TO
                            ITEM PROCESSING ADDENDUM

PROOF ENCODING
First 50,000                                          $0.040
Next 50,000                                           $0.035
Over 100,000                                          $0.030
Teller/Customer Corrections                           $1.000

PER ITEM, PRIME ENTRY
First 50,000                                          $0.025
Next 50,000                                           $0.020
Over 100,000                                          $0.015

IMAGING IMPLEMENTATION FEE                         $2,500.00

IMAGING SUPPLEMENT (PER ITEM)
Negative-Only Implementation                          $0.010
Positive Implementation                               $0.015

CUSTOMER SERVICE OPTIONS

Returns                                                $2.00
Large Dollar Returns                                   $4.00
Returns Qualification                                  $0.35
Federal Reserve Adjustments                            $2.00
Null/Account Number Rejects                            $2.00
Large Dollar Item Notification                         $2.00
Item Search                                            $2.00
Photocopy                                              $2.00

STATEMENT SERVICE OPTIONS

DDA Statement Rendering-Traditional Accounts          $0.350
Image DDA, Savings/CD Statement Rendering             $0.100
Inserts (per stmt)                                    $0.020
Enclosure Photocopies                 $10.00 / hour + $1.00 per copy
Serial Sort (Check #)                                 $0.020
      (Commercial or special accounts only)

Mailing (other than checking accounts)                $0.040

SERVICE EXPLANATION/NOTES

Postage and any item delivery expenses will be charged to the institution.

                                   ATM SERVICE
                                    ADDENDUM
                                       TO
                              SCHEDULE OF SERVICES
                                       FOR
                            MASTER SERVICE AGREEMENT

      1. Service Description. CSC shall process data supplied by the Customer to CSC through telecommunication from automated teller machines ("ATM"). The following standard terms shall apply, subject to the Master Service Agreement and any contrary agreement made in writing from time to time by the Customer and
CSC:

            (a) CSC's ATM system will be in operation 24 hours per day, every day of the year, except for those times during which maintenance must be performed.

            (b) CSC shall make available to the Customer at the office of CSC daily reports on the morning of the working day following the day on which the reported transaction occurred.

            (c) The Customer shall pay the cost of transportation for any reports delivered to the Customer, whether via ground transportation, electronic data transmission or otherwise. Additional copies, special preprinted forms including but not limited to PIN mailers and audit confirmations, and any mailing and handling service, shall be provided under the terms set forth in the attached Exhibit A. The design and format of any such forms to be used on the CSC computer system must be approved by CSC.

      2. Charges for Service. The charges for the Service and CSC's expenses incurred in the performance thereof, shall be as provided in the attached Exhibit A.

                                    EXHIBIT A
                             TO ATM SERVICE ADDENDUM
                               ATM SYSTEM PRICING


Initial Charges:
      Client Admission Fee                         $5,000.00
      Each ATM                                     $1,500.00

Monthly Charges:
      Transaction Fee                             $    0.080
      ATM Charge per ATM                          $   300.00

COMMUNICATION INSTALLATION COSTS
Any cost incurred for installation of new or alteration of existing communication lines from the telephone company will be billed at the rate from the telephone company plus twelve percent (12%).

COMPUTER OUTPUT MICROFICHE (COM) CHARGES
      Original                                        $1.375
      Copies                                          $0.275

SPECIAL PROGRAMMING AND CONSULTING
If any special or custom programming becomes necessary for the Customer for reports, transactions, services, or additional applications, the programming charges shall be borne by the Customer and billed based upon CSC's then prevailing rates. If additional processing time is required due to such programming, the Customer shall be required to pay for such additional time at CSC's then prevailing rates. CSC reserves the right to decline Customer requests for special programming if the changes would adversely affect the overall system or if the resources are not available to accomplish the request. Charges for CSC consulting services will be based upon CSC's then prevailing rates plus out-of-pocket expenses.

COSTS INCURRED BY CSC
Costs incurred by CSC for any special preprinted forms, mailing service, or special handling will be charged to the Customer on a time and materials basis and will be included in the monthly invoice.

Note 1 CSC can presently provide files to the following plastic card vendors in their requested format:
            1. First Data Resources (FDR)
            2. Deluxe
            3. EFT Source
            4. Faraday
            5. Specialty Network Services

A charge shall be assessed for the conversion of any data files to any other format not listed above. In addition, a conversion fee shall be assessed for the conversion of other types of data files, account balances, etc., as necessary for CSC to provide such services.

June 23, 1997
-------------
     DATE

Central Service Corporation
P. O. Box 10305
Greensboro, North Carolina 27404

Dear CSC,

Please accept this letter as authorization to set us up on the TELEBANC Interactive Voice Response system.

The attached Schedule N, which outlines the charges for the TELEBANC System, will become a part of my existing contract.

Sincerely,

/s/
-----------------------------
(SIGNATURE)


James A. Beck
-----------------------------
(NAME)


President
-----------------------------
(TITLE)


Capital Bank (Proposed)
-----------------------------
(INSTITUTION)

                                   SCHEDULE N

                           CENTRAL SERVICE CORPORATION
                         TELEBANC VOICE RESPONSE SYSTEM

CLIENT CHARGES:


                                          STANDARD
                                          PRICE
                                          -----

1.    INITIAL LICENSE FEE                 $ 12,000.00
      (Includes custom greeting,
      closing, and 800 number)

2.    MONTHLY FEES

      MONTHLY BASE FEE                    $    250.00

      PER CALL                            $      0.10

      PER FAX                             $      0.25

3.    TELEPHONE COMPANY CHARGES           $      0.10 per minute

4.    CUSTOM MESSAGE RECORDING            $    500.00 per hour

6/23/97
-------
DATE

Central Service Corporation
P. O. Box 10305
Greensboro, North Carolina 27404

Dear CSC,

Please accept this letter as authorization to set us up on the VISA CHECK debit card program.

The attached Schedule O, which outlines the charges for the VISA CHECK program, will become a part of my existing contract.

Sincerely,


/s/
-----------------------------
(SIGNATURE)


David A. Ehmig
-----------------------------
(NAME)


Senior Vice President
-----------------------------
(TITLE)


Capital Bank (Proposed)
-----------------------------
(INSTITUTION)

                                   SCHEDULE O

                           CENTRAL SERVICE CORPORATION
                             VISA CHECK CARD SERVICE

BY SPECIAL ARRANGEMENT WITH
SPECIALTY NETWORK SERVICES, INC.
MAITLAND, FLORIDA

CLIENT CHARGES:

      1.  ONE TIME SET-UP FEE             $  2,500.00

      2.  MONTHLY FEES

      MONTHLY BASE FEE                    $    100.00

      AUTHORIZATION FEES                  $      0.10 per authorization
      SETTLEMENT FEES                     $     0. 10 per settlement
      MONTHLY FILE RESIDENCY              $     0. 15 per card
      LOST/STOLEN CARDS                   $     12.00 each
      NEGATIVE FILE UPDATES               $      1.25 each
      CHARGEBACKS/DISPUTES                $      2.00 each

      3.  VISA AND SES FEES, DUES, ASSESSMENTS  variable
      (assessed directly by VISA and SES)